SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 and 15(d) of the
                        Securities Exchange Act of 1934


Date  of  Report  (date  of  earliest event reported):  March 22, 2004 (March 2,
2004)


                                U.S. ENERGY CORP.
                                -----------------
             (Exact Name of Registrant as Specified in its Charter)

           Wyoming                   0-6814                      83-205516
----------------------------        ----------               -------------------
(State or other jurisdiction        Commission                (I.R.S. Employer
     of incorporation)               File No.)               Identification No.)


Glen  L.  Larsen  Building
877  North  8th  West
Riverton,  WY                                                       82501
----------------------------------------                         -----------
(Address of Principal Executive Offices)                         (Zip  Code)


       Registrant's telephone number, including area code: (307) 856-9271


                                 Not Applicable
                                 --------------
              (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)

ITEM  5.  OTHER  MATERIAL  EVENTS.

     (a) U.S. Energy Corp.'s majority-owned subsidiary Rocky Mountain Gas, Inc. ("RMG") has obtained $1,800,000 of equity funding (600,000 shares of Series A Preferred Stock, at $3.00 per share) from three institutional investors. In connection with this funding, the investors also acquired warrants to purchase 150,000 shares of common stock of U.S. Energy Corp. ("USE"). Proceeds will be used for development work on the producing coalbed methane properties, located in the Powder River Basin of Wyoming (which properties recently were purchased from Hi - Pro Production, LLC), and for working capital.

     All of the securities are restricted under rule 144. In the second quarter of 2004, USE will file a re-sale registration statement with the Securities and Exchange Commission to permit public sale (when the registration statement is declared effective by the SEC) by the investors of the shares of USE common stock issued to pay dividends on (and in conversion of) the Series A Preferred Stock, and the shares underlying the warrants.

     The Series A stock bears an annual dividend of 10%, and is convertible to USE common stock at 90% of volume weighted average pricing (VWAP) on Nasdaq for the 5 trading days before conversion. Dividends are payable in cash or USE stock (at RMG's election) on each dividend payment date (March 1, beginning in 2005), with USE stock calculated in the same manner. Series A stock not converted on the second anniversary of investment will be converted into shares of RMG common stock. The Series A stock has a liquidation preference of $4.05 per share.

     The USE warrants will be exercisable 25% per quarter (fully exercisable after one year, then expiring in February 2007, at 90% of VWAP for USE during the 5 trading days before exercise). If USE's VWAP stock price is over $6.00 for 15 consecutive trading days, USE may give a call notice to the holders; the unexercised warrants will expire 10 days after notice.

     Sanders Morris Harris Inc., Houston, Texas, has acted as financial advisor to USE and RMG in these transactions. For its placement services in connection with these transactions, SMH (a registered broker-dealer) was paid a 7% commission, and issued a five year warrant to purchase 60,000 shares of common stock of RMG at $3.00 per share.

     (b) Separate from the RMG financing, USE has obtained $350,000 of equity funding, for working capital purposes, from an accredited investor ($300,000 for 100,000 shares of common stock at $3.00 per share, and, for no additional consideration, three year warrants to purchase 50,000 shares exercisable at $3.00 per share; and $50,000 for five year warrants to purchase 200,000 shares, exercisable at $3.00 per share). A cash commission of $22,500 was paid to a broker-dealer in connection with this transaction. If USE's closing stock price is at or more than $7.50 for any consecutive 10 trading days, then all of the unexercised warrants shall expire on the 30th day after such 10th trading day.

     These securities are restricted under rule 144. The re-sale registration statement to be filed covering the investors in the RMG financing also will cover public sale (when the registration statement is declared effective by the SEC) by the $350,000 investor in USE, of the shares of common stock purchased, and the shares of common stock issuable on exercise of the Class A and Class B warrants.

FORWARD  LOOKING  STATEMENTS

     This Report on Form 8-K includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact included in this Report, are forward-looking statements. In addition, whenever words like "expect," "anticipate" or "believe" are used, we are making forward-looking statements.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         U.S.  ENERGY  CORP.



Dated:  March  22,  2003                 By:   /s/  Keith  G.  Larsen
                                            ------------------------------------
                                              President